EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On October 17, 2014, Howard Bank (the "Bank"), a wholly-owned subsidiary of Howard Bancorp, Inc. (the "Company"), acquired certain assets and assumed all deposits and certain other liabilities of NBRS Financial Bank (“NBRS”), a wholly-owned subsidiary of Rising Sun Bancorp, following NBRS’s closure on October 17, 2014 by Maryland Office of the Commissioner of Financial Regulation and the appointment of the Federal Deposit Insurance Corporation as receiver of the Institution (the “NBRS Acquisition”). The following unaudited pro forma combined balance sheets at September 30, 2014 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and twelve months ended December 31, 2013, illustrate the effect of the acquisition of NBRS with and into Howard Bancorp, Inc.

The unaudited pro forma condensed combined balance sheet gives effect to the NBRS Acquisition based on the historical balance sheets of the Company and Rising Sun Bancorp at September 30, 2014 as if it occurred on that date. The Company's balance sheet information was derived from its unaudited balance sheet at September 30, 2014 that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on November 13, 2014. The balance sheet information for Rising Sun Bancorp was derived from its unaudited balance sheet that is included as part of Exhibit 99.2 to this Current Report on Form 8-K, as amended (this “Report”). Adjustments were made to exclude those net assets and their related income and expenses that were not acquired in the NBRS Acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined statements of operations for the Company and Rising Sun Bancorp for the nine months ended September 30, 2014 and the year ended December 31, 2013 give effect to the NBRS Acquisition as if it had occurred on January 1, 2014 and January 1, 2013, respectively. The historical results of the Company were derived from its unaudited condensed consolidated financial statements for the nine months ended September 30, 2014 that were included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on November 13, 2014, and its audited consolidated statement of operations for the year ended December 31, 2013 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 27, 2014. The historical results of Rising Sun Bancorp were derived from its unaudited consolidated statement of operations for the nine months ended September 30, 2014, which are included as part of Exhibit 99.2 to this Report, and its audited consolidated statement of operations for the year ended December 31, 2013, which are included as part of Exhibit 99.1 to this Report. The adjustments for the unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 were prepared assuming the merger was completed on January 1, 2014 and January 1, 2013, respectively. Adjustments were made to exclude those net assets and their related income and expenses that were not acquired in the NBRS Acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages.

As required by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-Business Combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of NBRS to fair value as of the balance sheet date. Under this method, we will record NBRS’s assets and liabilities as of October 17, 2014, the date of the acquisition, at their respective fair values and add them to those of the Bank. The unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. The actual amounts recorded as of the completion of the NBRS Acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of both changes in the balance sheet between the September 30, 2014 pro forma date and the acquisition date of October 17, 2014 as well as the finalization of the valuation analyses.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Rising Sun Bancorp been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above. Actual results may be materially different than the pro forma data presented.

In connection with the acquisition, the Bank incurred certain transactional and other acquisition related costs and is currently working to consolidate the operations of NBRS. We have not included any of the costs incurred or projected into the combined condensed pro forma financial statements that follow. We continue to assess the two companies’ personnel, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies. We will record any additional cost associated with such decisions as incurred and have not included them in the pro forma adjustments to the pro forma consolidated statements of operations. We also have not included any potential operational or other savings in the pro forma consolidated statements of operations and there are no assurances that we will realize these savings in the future.

Unaudited Pro Forma Combined Condensed Balance Sheet

September 30, 2014*

(in thousands)	Howard Bancorp, Inc.	Rising Sun Bancorp	Non- Acquired Balances (1)	Net Assets Acquired in NBRS Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$17,361	$15,730	$—	$15,730	$24,511	(A)	$57,602
Interest bearing deposits and federal funds sold	310	347	—	347	—		657
Total cash and cash equivalents	17,671	16,077	—	16,077	24,511		58,259

Time deposits with banks	—	2,591	—	2,591	—		2,591
Investment securities available for sale, at fair value	27,112	31,925	—	31,925	—		59,038
Restricted equity securities, at cost	2,700	388	—	388	—		3,088
Loans held for sale	38,669	—	—	—	—		38,669

Loans, net of deferred fees and costs	461,232	103,725	—	103,725	(11,122	)(B)	553,835
Less: Allowance for loan losses	(3,018)	(8,988)	8,988	—			(3,018)
Loans, net	458,214	94,737	8,988	103,725	(11,122)		550,816

Real estate acquired through foreclosure	2,472	2,649	(2,649)	—	—		2,472
Premises and equipment, net	11,521	777	(393)	384	(215	)(C)	11,690
Bank owned life insurance	11,563	5,404	(5,404)	—	—		11,563
Core deposit intangible	798	—	—	—	677	(D)	1,475
Deferred tax assets, net	1,018	—	—	—	—		1,018
Interest receivable and other assets	2,630	984	—	984	—		3,614
Total Assets	$574,368	$155,532	$542	$156,074	$13,851		$744,294

LIABILITIES
Noninterest-bearing deposits	$106,237	$27,305	$—	$27,305	$—		$133,542
Interest-bearing deposits	345,673	124,237	—	124,237	475	(E)	470,385
Total Deposits	451,910	151,542	—	151,542	475		603,927

Borrowed funds	70,956	8,248	(8,248)	—	—		70,956
Deferred tax liability	—	—	—	—	6,120	(F)	6,120
Accrued expenses and other liabilities	1,123	2,394	—	2,394			3,517
Total Liabilities	523,989	162,184	(8,248)	153,936	6,595		684,520

STOCKHOLDERS' EQUITY
Preferred Stock	12,562	6	(6)	—	—		12,562
Common stock	41	3,700	(3,700)	—	—		41
Additional paid-in capital	38,217	7,400	(7,400)	—	—		38,217
Retained earnings (deficit)	(445)	(17,367)	19,505	2,138	7,256	(F)	8,948
Accumulated other comprehensive income	4	(391)	391	—	—		4
Total Shareholders’ Equity	50,380	(6,652)	8,790	2,138	7,256		59,774

Total Liabilities and Shareholders’ Equity	$574,368	$155,532	$542	$156,074	$13,851		$744,294

Per Share Data
Shares outstanding	4,140	3,700					4,140
Book value per common share	$9.13	$(1.80)					$11.40
Tangible book value per common share	$8.94	$(1.80)					$11.05

* Assumed date of NBRS Acquisition for pro forma combined condensed balance sheet presented is September 30, 2014.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

Unaudited Pro Forma Combined Condensed Statement of Operations

For the nine months ended September 30, 2014*

(in thousands)	Howard Bancorp, Inc.	Rising Sun Bancorp	Non- Acquired Balances (1)	Net Loss from Assets Acquired in NBRS Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$16,038	$4,998	$-	$4,998	$301	(B)	$21,337
Interest and dividends on securities	86	485	-	485	-		571
Other interest income	30	45	-	45	-		75
Total interest income	16,154	5,529	-	5,529	301		21,982

INTEREST EXPENSE
Deposits	1,485	734	-	734	143	(E)	2,362
Borrowings	246	170	(170)	-	-		246
Total interest expense	1,731	904	(170)	734	143		2,607

NET INTEREST INCOME	14,423	4,625	170	4,795	159		19,375
Provision for credit losses	2,570	4,178	(4,178)	-	-		2,570
Net interest income after provision for credit losses	11,853	447	4,348	4,795	159		16,805

NONINTEREST INCOME
Service charges on deposit accounts	425	273	-	273	-		698
Realized and unrealized gains on mortgage banking activity	2,864	-	-	-	-		2,864
Income from bank owned life insurance	281	140	(140)	-	-		281
Other operating income	1,287	1,142	-	1,142	-		2,429
Total noninterest income	4,857	1,555	(140)	1,415	-		6,272

NONINTEREST EXPENSE
Compensation and benefits	8,456	2,432	-	2,432	-		10,888
Occupancy and equipment	1,545	1,160	-	1,160			2,705
Amortization of core deposit intangible	58	-	-	-	73	(D)	130
Marketing and business development	1,120	-	-	-	-		1,120
Professional fees	869	1,025		1,025	-		1,894
Data processing fees	488	742	-	742	-		1,230
FDIC Assessment	301	515	-	515	-		816
Foreclosed real estate, net	42	162	(162)	-	-		42
Other operating expense	1,924	1,071	-	1,071			2,995
Total noninterest expense	14,803	7,106	(163)	6,944	72		21,821

INCOME BEFORE INCOME TAXES	1,907	(5,104)	4,371	(734)	88		1,256
Income tax expense	668	-	-	(290)	35		496
NET INCOME	1,239	(5,104)	4,371	(444)	53		761
Preferred stock dividends	94	313	(313)	-	-		94
Net income available to common shareholders	$1,145	$(5,417)	$4,685	$(444)	$53		$667
NET INCOME PER COMMON SHARE
Basic	$0.28	$(1.46)					$0.16
Diluted	$0.28	$(1.46)					$0.16

* Assumed date of NBRS Acquisition for pro forma combined condensed statement of operations presented is January 1, 2014.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

Unaudited Pro Forma Combined Condensed Statement of Operations

For the year ended December 31, 2013*

(in thousands)	Howard Bancorp, Inc.	Rising Sun Bancorp	Non- acquired balances (1)	Net Loss from Assets Acquired in NBRS Acquisition	Pro Forma Merger Adjustments		Pro Forma Combined
INTEREST INCOME
Interest and fees on loans	$17,579	$7,784	$-	$7,784	$401	(B)	$25,764
Interest and dividends on securities	78	439	-	439	-		517
Other interest income	54	71	-	71	-		125
Total interest income	17,711	8,295	-	8,295	401		26,406

INTEREST EXPENSE
Deposits	1,656	1,074	-	1,074	190	(E)	2,920
Borrowings	245	177	(177)	-	-		245
Total interest expense	1,901	1,251	(177)	1,074	190		3,165

NET INTEREST INCOME	15,810	7,044	177	7,221	211		23,242
Provision for credit losses	950	2,446	(2,446)	-	-		950
Net interest income after provision for credit losses	14,860	4,598	2,623	7,221	211		22,292

NONINTEREST INCOME
Service charges on deposit accounts	387	516	-	516	-		903
Realized and unrealized gains on mortgage banking activity	215	-	-	-	-		215
Loss on the sale of other real estate owned	(37)	-	-	-	-		(37)
Income from bank owned life insurance	282	189	(189)	-	-		282
Other operating income	477	374	-	374	-		851
Total noninterest income	1,324	1,079	(189)	890	-		2,214

NONINTEREST EXPENSE
Compensation and benefits	7,397	3,053	-	3,053	-		10,450
Occupancy and equipment	1,592	1,594	-	1,594			3,186
Amortization of core deposit intangible	34	-	-	-	97	(D)	131
Marketing and business development	752	-	-	-	-		752
Professional fees	883	1,078	(1,078)	-	-		883
Data processing fees	529	1,047	-	1,047	-		1,576
FDIC Assessment	327	598	-	598	-		925
Provision for other real estate owned	347		-	-	-		347
Foreclosed real estate, net	74	341	(341)	-	-		74
Other operating expense	1,304	1,824	-	1,824			3,128
Total noninterest expense	13,239	9,534	(1,420)	8,115	97		21,451

INCOME BEFORE INCOME TAXES	2,945	(3,857)	3,854	(4)	115		3,055
Income tax expense	984	-	-	-	-		1,205
NET INCOME	1,961	(3,857)	3,854	(4)	115		1,850
Preferred stock dividends	165	467	(467)	-	-		94
Net income available to common shareholders	$1,796	$(4,324)	$4,322	$(4)	$115		$1,756
NET INCOME PER COMMON SHARE
Basic	$0.44	$(1.17)					$0.43
Diluted	$0.44	$(1.17)					$0.43

* Assumed date of NBRS Acquisition for pro forma combined condensed statement of operations presented is January 1, 2013.

(1) Represent amounts retained by the FDIC in accordance with the Purchase and Assumption Agreement

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A)	Adjustment to reflect receipt of $24.5 million in cash consideration remitted by the FDIC upon closing of the NBRS Acquisition and pursuant to the Purchase and Assumption agreement.

(B)	Mark-to-market adjustment to reflect the fair value of NBRS's loan portfolio, based on preliminary valuations performed by an independent valuation firm. The adjustment will be recognized over the estimated life of the loan portfolio for the interest mark using the level yield method and over the life of the loan for the credit mark. The unaudited pro forma condensed combined statement of operations impact for the interest component of the fair value adjustment would have resulted in increases to interest income of $301 thousand and $401thousand for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(C)	Adjustment to reflect purchase price of two buildings acquired in the NBRS transaction. NBRS’s book value of the buildings acquired was $384 thousand, and the agreed upon purchase price of the buildings was $170 thousand.

(D)	Adjustment to create the core deposit intangible which reflects the estimated fair value of this asset and related amortization. The related amortization adjustment is based upon a straight-line method over an expected life of approximately 9 years. The unaudited pro forma condensed combined statement of operations impact for this adjustment would have resulted in expected increases to non-interest expense of $73 thousand and $97 thousand for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(E)	Adjustment to record the fair value of the NBRS certificate of deposit portfolio based on preliminary valuations performed by an independent valuation firm. The adjustment will be recognized over the estimated life of the certificate of deposit portfolio using the straight line method and over the life of these deposits. The unaudited pro forma condensed combined statement of operations impact for the of the fair value adjustment would have resulted in increases to interest expense of $143 thousand and $190 thousand for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(F)	The following table presents the preliminary allocation of the consideration received to the acquired assets and assumed liabilities in the NBRS Acquisition as of the acquisition date. The tax effects of adjustments were calculated based on the statutory rate (39.45%) in effect during the periods for which the pro forma statements of operations were presented. The preliminary allocation results in an after tax bargain purchase gain of $9.4 million, which is represents the increase in equity.

(in thousands)
Assets acquired:

Cash and cash equivalents	$16,077
Time deposits with banks	2,591
Investment securities available for sale, at fair value	31,925
Restricted equity securities, at cost	388
Loans, net of deferred fees and costs	103,725
Premises and equipment, net	384
Accrued interest receivable	984
Total assets acquired	$156,074

Liabilities assumed:
Deposits	$151,542
Accrued expenses and other liabilities	2,394
Total liabilities assumed	$153,936

Net assets acquired:		$2,138

Adjustments to reflect assets and liabilities at fair value:
Loans	$(11,122)
Premises and equipment	(215)
Core deposit intangible	677
Certificates of deposit	(475)
Total liabilities assumed	$(11,135)

Total estimated mark-to-market adjustments to reflect net assets acquired at fair value		$(11,135)

Adjusted net assets acquired		$(8,997)

Cash consideration received from the FDIC		24,511

Total estimated bargain purchase gain, before tax		15,514
Tax expense		6,120
Total estimated bargain purchase gain, after tax		$9,394

COMPARATIVE PER SHARE DATA

The following table summarizes per share information for the Company and Rising Sun Bancorp on a historical basis and on a pro forma combined basis.

The pro forma per share information gives effect to the NBRS Acquisition had it occurred on the dates presented, in the case of the book value data, as if the NBRS Acquisition had occurred on September 30, 2014, and in the case of earnings per share data, as if the NBRS Acquisition had occurred on January 1, 2014 and January 1, 2013 for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

The pro forma per share information assumes that the NBRS Acquisition is accounted for using the acquisition method of accounting. As explained in more detail in the “NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” section, the pro forma financial adjustments record the assets and liabilities acquired in the NBRS Acquisition at their estimated fair values at the acquisition date and are subject to adjustment as additional information becomes available.

The following historical and pro forma per share information is derived from and should be read in conjunction with the historical financial statements and related notes of Rising Sun Bancorp which are included within this document and of the Company which are available through the SEC's website at http://www.sec.gov . The pro forma per share information below is presented for illustrative purposes only and is not necessarily indicative of the income per share and book value per share that would have occurred if the NBRS Acquisition had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Howard Bancorp, Inc.	Rising Sun Bancorp	Pro Forma Combined
Earnings (Loss) Per Common Share:
For the nine months ended September 30, 2014
Basic	$0.28	$(1.46)	$0.16
Fully diluted	$0.28	$(1.46)	$0.16

Earnings (Loss) Per Common Share:
For the year ended December 31, 2013
Basic	$0.44	$(1.17)	$0.43
Fully diluted	$0.44	$(1.17)	$0.43

Book Value Per Common Share:
September 30, 2014	$9.13	$(1.80)	$11.40

Tangible Book Value Per Common Share:
September 30, 2014	$8.94	$(1.80)	$11.05